Exhibit G5

January 6, 2025

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attention: Thomas Bennet

Re:  Thrivent Core Plus Bond ETF, Thrivent Ultra Short Bond ETF and Thrivent Small-Mid Cap ESG ETF (each, a “Thrivent ETF Fund” or “Fund”)

Ladies and Gentlemen:

In accordance with Section 20.6.1, the Additional Fund provision of the Master Custodian Agreement dated as of December 1, 2017 (as amended, the “Agreement”) between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company (“State Street”), each undersigned Thrivent ETF Fund hereby requests that your bank act as its Custodian under the terms of the Agreement. In connection with such request, each Thrivent ETF Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement. An updated Appendix A to the Agreement reflecting the addition of the Thrivent ETF Funds and name change of Thrivent Small-Mid Cap ESG ETF to Thrivent Small-Mid Cap Equity ETF is attached.

Kindly indicate your acceptance of the foregoing by signing below.

Sincerely,

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES SET FORTH ON APPENDIX A HERETO

By: /s/ Sarah L Bergstrom
Name: Sarah L. Bergstrom
Title: Treasurer and Principal Accounting Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Scott Shirrell

Name: Scott Shirrell

Title: Managing Director

Effective Date: January 7, 2025

Addition of Thrivent ETF Funds: February 19, 2025

Name change of Thrivent Small-Mid Cap ESG ETF: January 31, 2025.

Securities are distributed by Thrivent Distributors, LLC, a registered broker-dealer and member FINRA/SIPC. Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. Thrivent Asset Management is an SEC-registered investment adviser. All entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans, an SEC-registered investment adviser.

Information Classification: Limited Access

APPENDIX A

TO

Master Custodian Agreement

Updated as of January 6, 2025, and effective as of:

for addition of Thrivent ETF Funds – February 19, 2025

for name change of Thrivent Small-Mid Cap ESG ETF – January 31, 2025

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

Thrivent Mutual Funds

Thrivent Diversified Income Plus Fund

Thrivent Aggressive Allocation Fund

Thrivent Balanced Income Plus Fund

Thrivent Opportunity Income Plus Fund

Thrivent Government Bond Fund

Thrivent High Yield Fund

Thrivent Income Fund

Thrivent Large Cap Growth Fund

Thrivent Global Stock Fund (f/k/a Thrivent Large Cap Stock Fund)

Thrivent Large Cap Value Fund

Thrivent Limited Maturity Bond Fund

Thrivent Mid Cap Growth Fund

Thrivent Mid Cap Value Fund

Thrivent Mid Cap Stock Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Money Market Fund

Thrivent Municipal Bond Fund

Thrivent International Allocation Fund (f/k/a Thrivent Partner Worldwide Allocation Fund)

Thrivent Small Cap Stock Fund

Thrivent Small Cap Growth Fund

Thrivent High Income Municipal Bond Fund

Thrivent Series Fund, Inc.

Thrivent Aggressive Allocation Portfolio

Thrivent Balanced Income Plus Portfolio

Thrivent Government Bond Portfolio

Thrivent Diversified Income Plus Portfolio

Thrivent ESG Index Portfolio

Thrivent High Yield Portfolio

Thrivent Income Portfolio

Thrivent Large Cap Growth Portfolio

Thrivent Large Cap Index Portfolio

Thrivent Global Stock Portfolio (f/k/a Thrivent Large Cap Stock Portfolio)

Thrivent Large Cap Value Portfolio

Thrivent Limited Maturity Bond Portfolio

Thrivent Mid Cap Index Portfolio

Thrivent Mid Cap Stock Portfolio

Information Classification: Limited Access

Thrivent Moderate Allocation Portfolio

Thrivent Moderately Aggressive Allocation Portfolio

Thrivent Moderately Conservative Allocation Portfolio

Thrivent Money Market Portfolio

Thrivent Opportunity Income Plus Portfolio

Thrivent All Cap Portfolio (f/k/a Thrivent Partner All Cap Growth Portfolio)

Thrivent Emerging Markets Equity Portfolio

Thrivent Healthcare Portfolio

Thrivent International Allocation Portfolio (f/k/a Thrivent Partner Worldwide Allocation Portfolio)

Thrivent International Index Portfolio

Thrivent Mid Cap Growth Portfolio

Thrivent Mid Cap Value Portfolio

Thrivent Real Estate Securities Portfolio

Thrivent Small Cap Index Portfolio

Thrivent Small Cap Stock Portfolio

Thrivent Small Cap Growth Portfolio

Thrivent Core Funds

Thrivent Core Short-Term Reserve Fund

Thrivent Core Emerging Markets Debt Fund

Thrivent Core International Equity Fund

Thrivent Core Low Volatility Equity Fund

Thrivent Core Emerging Markets Equity Fund

Thrivent Core Small Cap Value Fund

Thrivent Core Mid Cap Value Fund

Thrivent Cash Management Trust

Thrivent ETF Trust

Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)

Thrivent Core Plus Bond ETF

Thrivent Ultra Short Bond ETF

Information Classification: Limited Access